Exhibit 99.1

Chembio Diagnostics Announces Proposed Public Offering of Common Shares

MEDFORD, N.Y. – July 25, 2016 – Chembio Diagnostics, Inc. (NASDAQ: CEMI) (the "Company") today announced that it has commenced an underwritten public offering of $10.0 million of common shares (the “Offering”). In addition, the Company intends to grant the underwriters a 30-day option to purchase additional shares equal to up to 15% of the aggregate number of shares to be sold in the Offering to cover over-allotments, if any.

Craig-Hallum Capital Group LLC is acting as sole book-running manager for the proposed Offering. The Benchmark Company is acting as co-manager for the proposed Offering. The proposed Offering will be subject to customary closing conditions, including the approval of the NASDAQ Capital Market, and there can be no assurance as to whether or when the proposed Offering may be completed, or as to the actual size or terms of the Offering.

A shelf registration statement on Form S-3 (No. 333-210003) relating to the shares of common stock to be issued in the proposed Offering was filed with the U.S. Securities and Exchange Commission (“SEC”) and is effective. In addition to the shelf registration statement, a preliminary prospectus supplement and accompanying base prospectus relating to the Offering have been filed with the SEC and are available on the SEC’s website located at www.sec.gov. Electronic copies of the preliminary prospectus supplement, when available, may be obtained by contacting Craig-Hallum Capital Group, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, telephone 612-334-6300, email: prospectus@craig-hallum.com. Before you invest, you should read the preliminary prospectus supplement and accompanying prospectus in the registration statement and other documents the Company has filed or will file with the SEC for more complete information about the Company and the Offering.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Chembio Diagnostics
Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $8.0 billion point-of-care testing market. Chembio markets its DPP® HIV 1/2 Assay and HIV 1/2 STAT-PAK® Assay in the U.S. and internationally. The Company's SURE CHECK® HIV 1/2 Assay is marketed exclusively in the U.S. as Clearview® Complete by a single entity. Outside the U.S., Chembio markets its SURE CHECK® HIV 1/2 Assay primarily through distributors.

Chembio has developed a patented point-of-care (POC) test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies. This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products.

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Headquartered in Medford, NY, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13485. Chembio Diagnostic Systems, Inc. is a wholly-owned subsidiary of Chembio Diagnostics, Inc. For more information, please visit: www.chembio.com.

Forward-looking Statements
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's preliminary prospectus supplement, the accompanying base prospectus and most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:

Chembio Diagnostics

Susan Norcott

(631) 924-1135, ext. 125

snorcott@chembio.com

Vida Strategic Partners (investor relations)

Stephanie C. Diaz

(415) 675-7401

sdiaz@vidasp.com

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